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UNITED STATES

        SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

________April 15, 2013___________________

MASCOT VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

State or Other Jurisdiction of Incorporation

000-54298      80-0818756

(Commission File Number)         (IRS Employer Identification Number)

1802 North Carson Street, Suite 212

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

(646) 520-7426

Registrant’s telephone number, including area code

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On April 15, 2013, Mascot Ventures, Inc. (the “Company”) entered into a Reorganization and Exclusive Sponsorship Licensing Agreement (the “Agreement”) with J.B.D. Consulting, LLC, a Kansas limited liability company (“J.D.B.”) and Mobile Monē,  Inc. a Michigan corporation (“Mobile Monē”).  Pursuant to the terms of the Agreement, the closing of the transaction contemplated by Agreement shall take place immediately upon the full execution of this Agreement, and the satisfaction of all conditions, or at such other time and place as the Parties mutually agree.  Under the Agreement, the Company will, upon closing, receive an exclusive sponsorship license to perform sales and/or marketing activities for the Mobile Monē mobile banking, commerce, remittance, and payment platform (the “Licensed Services”) in exchange for 8,333,333 shares of common capital stock and 100 preferred shares with voting rights, at all times equal to 51% of the outstanding right to vote.

Per the conditions precedent set forth therein under Section 3.2(b), the Company must first take such actions to effect the following, before officially closing the transaction:

•

Increase the number of directors to 5

•

Appoint Donald E. Latson as Director of the Company

•

Increasing the authorized number of common capital stock from 75,000,000 to 200,000,000

•

Create 5,000,000 blank check preferred shares, of which 100 shall be designated as an appropriately named series with, at all times, voting rights equal to 51% of all securities voting on all matters, convertible to common at the same ratio

•

Change the name of the Company to EmonēCo, Inc.

As of the date of the filing of this Form 8-K, only the appointment of Mr. Donald E. Latson has thus occurred. The Board of Directors will take such action to recommend the appropriate actions to shareholders where required.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement referenced under Item 1.01 above, on April 16, 2013, the Board of Directors, acting in accordance with the Nevada Revised Statutes and the Bylaws of the Corporation, appointed Mr. Donald E. Latson as Director of the Corporation, Chief Executive Officer, Chief Financial Officer and President.  Mr. Dale Davis shall serve as interim holder of all other offices until such formal appointments are otherwise made, as required by Nevada Revised Statutes.

Familial Relationships

There are no familial relationships between Mr. Donald E. Latson and the Company.

Biographical Information

Donald E. Latson

Mr. Donald E. Latson, born January 27, 1964 in Tampa, Florida is an entrepreneur and Founder and Managing Partner of JBD Consulting, a boutique consulting firm, established in 2005.  The firm provides customized payment processing solutions, and develops custom distribution channels for businesses in the financial services and health care market sectors.

From June of 2008 to November of 2009, Mr. Latson served as Vice President of Product Development for US Central Federal Credit Union, at the time the nation’s only wholesale corporate credit union, where he was responsible for emerging markets with emphasis on payments convergence, multi-channel banking, and electronic payments platforms.

In 1996 Mr. Latson was recruited by a Kansas City based venture capital firm to join DynamicVOICE, LLC (formerly CompuSPEAK) in Lenexa, Kansas.  The company was instrumental in changing the way wireless digital voice processing devices are implemented and safely used in healthcare environments. Mr. Latson served as President and Chief Operating Officer of the company until 2005, when he founded JBD Consulting.

Mr. Latson’s professional foundation began in 1987 with Dictaphone Corporation in Tampa, Florida where he rapidly rose through the company’s ranks and was promoted to its headquarters in Stratford, CT, in 1990.  In the company’s world headquarters Mr. Latson served as Marketing Manager and Marketing Director responsible for the development of strategic alliances, and management of new product launch activities..

Mr. Latson is a 1986 graduate of Valdosta State University with degrees in Marketing (BBA) and Management Information Systems (BBA),

Ownership of Certain Directors and Management

Although upon closing, Donald E. Latson, as principal of JBD Consulting shall be the beneficial owner of certain common and preferred shares of the Company, there is no change, as of the date of this Form 8-K filing, in the beneficial owners of the Company, the Company hereby discloses the equity holdings of Mr. Dale Davis and Mr. Donald E. Latson, as members of the Board of Directors and/or management as follows:

Manager	Shares	% of Ownership
Dale Davis	0	0.00%
Donald E. Latson	0	0.00%

Litigation

During the past ten years, Mr. Donald E. Latson has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

Mr. Donald E. Latson is the majority member of JBD Consulting, LLC, the party contracting with the Company as referenced in Item 1.01 above.  As such, Mr. Donald E. Latson, would be considered, indirectly, the beneficiary of some or all consideration paid by the Company pursuant to the terms stated in the Agreement.  Upon closing, the Company and Mr. Donald E. Latson will provide full disclosure of the final disposition of shares to be held by Mr. Donald E. Latson, JBD Consulting, LLC, and/or any other entity under his control.

ITEM 9.01(d) Exhibits

Exhibit 10.1 Reorganization and Exclusive Sponsorship Licensing Agreement, Mascot Ventures, Inc., JBD Consulting, LLC and Mobile Monē, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_Mascot Ventures, Inc.___________

(Registrant)

Date: _____April 17, 2013_______________

/s/ Dale Davis__________________

(Signature)